UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

---------------------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 17, 2011

THE DEWEY ELECTRONICS CORPORATION (Exact name of registrant as specified in its charter)


New York
(State or other jurisdiction of incorporation)

0-2892
(Commission File Number)

13-1803974
(I.R.S. Employer  Identification Number)


27 Muller Road
Oakland, New Jersey
(address of principal executive offices)

07436
(Zip Code)


Registrant's telephone number, including area code: (201) 337-4700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
__Written communications pursuant to Rule 425 under the Securities Act
__Soliciting material pursuant to Rule 14a-12 under the Exchange Act
__Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
__Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act









ITEM 8.01 - OTHER EVENTS

As previously reported, the Company's 10 year indefinite quantity, indefinite delivery contract with the U.S. Army to supply 2kW generator sets expires at the end of August 2011. The U.S Army has announced that it no longer plans to issue a new multiple year indefinite quantity, indefinite delivery fixed price contract and will transfer the 2kW program to a 'sustainment' command. The Company anticipates that the Government will continue to require these generators, which could be ordered under individual "Purchase Orders" or via the General Services Administration's GSA.gov Web site. We are unable to predict whether, when or to what extent the Government will continue to place orders for these generators.

This Form 8-K contains forward-looking statements as defined in Section 21E of the Securities and Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties including those involved in the Company's dependence upon its Department of Defense business, as further described in our filings under the Securities Exchange Act.






SIGNATURES
       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE DEWEY ELECTRONICS CORPORATION
Date:  March 17, 2011         /s/ John H.D. Dewey
                                  John H. D. Dewey
                                  President and Chief Executive Officer